Consent of Ernst & Young LLP,
           Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in the Columbia Intermediate Bond Fund and Columbia Income Fund Class A, B and C Shares Prospectuses and the Class Z Shares Prospectuses and under the caption "Independent Registered Public Accounting Firm of the Funds" in the Statement of Additional Information in Post-Effective Amendment Number 51 to the Registration Statement (Form N-1A, No. 33-02633) of Columbia Funds Trust VIII (formerly, Liberty-Stein Roe Funds Income Trust) and to the incorporation by reference of our reports dated August 19, 2003 on Columbia Intermediate Bond Fund and Columbia Income Fund (formerly, Liberty Intermediate Bond Fund and Liberty Income Fund, respectively) included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2003.



                                                             ERNST & YOUNG LLP
                                            /s/ERNST & YOUNG LLP



Boston, Massachusetts
July 26, 2004